Exhibit 99.1

HPE
1701 E. Mossy Oaks Road
Spring, TX 77389-1767

hpe.com

News Release HPE reports fiscal 2025 fourth quarter results Posts record quarterly revenue and gross profit; raises FY26 guidance
HOUSTON – December 4, 2025 – HPE (NYSE: HPE) today announced financial results for the fourth quarter ended October 31, 2025.
“HPE finished a transformative year with a strong fourth quarter of profitable growth and disciplined execution,” said Antonio Neri, president and CEO of HPE. “During the year, we completed the Juniper Networks acquisition, further scaled our AI and Cloud businesses, and accelerated innovation across our portfolio, giving HPE momentum to advance our strategic priorities in fiscal 2026.”

“HPE continued to drive operational discipline in Q4, resulting in record gross profit and robust non-GAAP operating profit as well as free cash flow generation that exceeded our outlook,” said Marie Myers, executive vice president and CFO of HPE. “Our focus on disciplined spending, portfolio simplification, and ongoing structural cost management initiatives gives us the confidence to raise our FY26 diluted net earnings per share guidance and the midpoint of our FY26 free cash flow guidance.”

Fourth Quarter Fiscal 2025 Financial Results
•Revenue: $9.7 billion, up 14% from the prior-year period in actual dollars and in constant currency(1)
•Annualized revenue run-rate (“ARR”)(2): $3.2 billion, up 63% from the prior-year period in actual dollars and 62% in constant currency(1)
•Gross margins:
◦GAAP of 33.5%, up 270 basis points from the prior-year period and up 430 basis points sequentially
◦Non-GAAP(1) of 36.4%, up 550 basis points from the prior-year period and up 650 basis points sequentially
•Diluted net earnings per share (“EPS”):
◦GAAP of $0.11, down $0.88 from the prior-year period
◦Non-GAAP(1) of $0.62, up $0.04 from the prior-year period and above our outlook range of $0.56 - $0.60
•Cash flow from operations: $2.5 billion, an increase of $435 million from the prior-year period

•Free cash flow (“FCF”)(1)(3): $1.9 billion, an increase of $420 million from the prior-year period
•Capital returns to common shareholders: $271 million in the form of dividends and share repurchases

Fourth Quarter Fiscal 2025 Segment Results
•Server revenue was $4.5 billion, down 5% from the prior-year period in actual dollars and in constant currency(1), with 9.8% operating profit margin, compared to 11.6% from the prior-year period.
•Networking revenue was $2.8 billion, up 150% from the prior-year period in actual dollars and in constant currency(1), with 23% operating profit margin, compared to 24.4% from the prior-year period.
•Hybrid Cloud revenue was $1.4 billion, down 12% from the prior-year period in actual dollars and 13% in constant currency(1), with 5% operating profit margin, compared to 7.8% from the prior-year period.
•Financial Services revenue was $889 million, flat from the prior-year period in actual dollars and down 2% in constant currency(1), with 11.5% of operating profit margin, compared to 9.2% from the prior-year period. Net portfolio assets of $13.2 billion, down 3% from the prior-year period and 5% in constant currency(1). The business delivered return on equity of 20.8%, up 3.8 points from the prior-year period.

Dividend
The HPE Board of Directors declared a regular cash dividend of $0.1425 per share on the company’s common stock, payable on or about January 16, 2026, to stockholders of record as of the close of business on December 19, 2025.
Fiscal 2026 First Quarter Outlook
HPE estimates revenue to be in the range of $9 billion to $9.4 billion. HPE estimates GAAP diluted net EPS to be in the range of $0.09 to $0.13 and non-GAAP diluted net EPS(1) to be in the range of $0.57 to $0.61. Fiscal 2026 first quarter non-GAAP diluted net EPS estimate excludes net after-tax adjustments of approximately $0.48 per diluted share, primarily related to amortization of intangible assets, acquisition, disposition and other charges, stock-based compensation expense, and cost reduction program.

Fiscal 2026 Full Year Outlook
HPE is reaffirming its FY26 revenue outlook range of 17% to 22%, as previously provided at our Securities Analyst Meeting. HPE estimates non-GAAP operating profit growth between 32% to 40%(1)(4) and GAAP operating profit growth to be 455% to 520%. HPE is raising both GAAP diluted net EPS to be in the range of $0.62 to $0.82 and non-GAAP diluted net EPS(1) to be in the range of $2.25 to $2.45. Fiscal 2026 full year non-GAAP diluted net EPS estimate excludes net after-tax adjustments of approximately $1.63 per diluted share, primarily related to amortization of intangible assets, stock-based compensation expense, acquisition, disposition and other charges, and cost reduction program. HPE is also raising the midpoint of its free cash flow(1)(3)(5) guidance, now expected to be in the range of $1.7 billion to $2 billion.

1 A description of HPE’s use of non-GAAP financial information is provided below under “Use of non-GAAP financial information and key performance metrics.”
2 Annualized Revenue Run-Rate (“ARR”) is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake cloud services revenue, related financial services revenue (which includes rental income from operating leases and interest income from finance leases), and software-as-a-Service, software consumption revenue, and other as-a-Service offerings, by taking such revenue recognized during a quarter and multiplying by four. To better align the calculation of ARR with Juniper Networks’ business and offerings, beginning with the quarter ended July 31, 2025, we also included revenue from software licenses support and maintenance in our ARR calculation, and will continue to do so going forward. The impact of this change was not material to the current and prior periods presented. We use ARR as a performance metric. ARR should be viewed independently of net revenue and is not intended to be combined with it.
3 Free cash flow represents cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) and software assets less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash.
4 FY26 non-GAAP operating profit excludes costs of approximately $2.9 billion primarily related to amortization of intangible assets, stock-based compensation expense, acquisition, disposition and other charges, and cost reduction program.
5 Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Hewlett Packard Enterprise is unable to provide a reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts, as the Company cannot predict some elements that are included in such directly comparable GAAP financial measure. These elements could have a material impact on the Company’s reported GAAP results for the guidance period. Refer to the discussion of non-GAAP financial measures below for more information.

About HPE
HPE (NYSE: HPE) is a leader in essential enterprise technology, bringing together the power of AI, cloud, and networking to help organizations achieve more. As pioneers of possibility, our innovation and expertise advance the way people live and work. We empower our customers across industries to optimize operational performance, transform data into foresight, and maximize their impact. Unlock your boldest ambitions with HPE. Discover more at www.hpe.com.

Media Contact:
Laura Keller
Laura.Keller@hpe.com
Investor Contact:
Paul Glaser
investor.relations@hpe.com

Use of non-GAAP financial information and key performance metrics

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (“GAAP”) basis, Hewlett Packard Enterprise provides financial measures, including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders, non-GAAP diluted net earnings per share attributable to common stockholders, and free cash flow (“FCF”). Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP operating profit growth, non-GAAP diluted net earnings per share, and FCF. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this news release. In addition an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide supplemental useful information to investors is included further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin (earnings from operations as a percentage of net revenue), net earnings, diluted net earnings per share, and cash flow from operations prepared in accordance with GAAP.
In addition to the supplemental non-GAAP financial information, Hewlett Packard Enterprise also presents annualized revenue run-rate (“ARR”) as performance metric. ARR is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake cloud services revenue, related financial services revenue (which includes rental income from operating leases and interest income from finance leases), and software-as-a-service (“SaaS”), software consumption revenue, and other as-a-service offerings by taking such revenue recognized during a quarter and multiplying by four. To better align the calculation of ARR with Juniper Networks’ business and offerings, beginning with the quarter ended July 31, 2025, we also included revenue from software licenses support and maintenance in our ARR calculation, and will continue to do so going forward. The impact of this change was not material to the current and prior periods presented. ARR should be viewed independently of net revenue and is not intended to be combined with it.

Forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries (“Hewlett Packard Enterprise”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe”, “expect”, “anticipate”, “guide”, “optimistic”, “intend”, “aim”, “will”, “estimates”, “may”, “could”, “should” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements related to any anticipated financial or operational benefits associated with the segment realignment that went into effect starting the first quarter of fiscal 2026, any statements regarding the ongoing integration of Juniper Networks, Inc., and any projections, estimates, or expectations of savings or synergy realizations in connection therewith; any projections, estimations, or expectations of addressable markets and their sizes, revenue (including annualized revenue run-rate), margins, expenses (including stock-based compensation expenses), investments, effective tax rates, interest rates, the impact of tax law changes and related guidance and regulations, the impact of changes in trade policies and restrictions and the uncertainty created thereby, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, goodwill, impairment charges, order backlog, share repurchases, currency exchange rates, repayments of debts including our asset-backed debt securities, or other financial items; recent amendments to accounting guidance and any potential impacts on our financial reporting therefrom; any projections or estimations of orders; any projections of the amount, timing, or impact of cost saving actions; any statements of the plans, strategies, and objectives of management for future operations, as well as the execution and consummation of corporate transactions or contemplated acquisitions and dispositions (including but not limited to the disposition of shares of H3C Technologies Co., Limited (“H3C”) and the receipt of proceeds therefrom), research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share, or competitive performance relating to our products or services; any statements concerning technological and market trends, the pace of technological innovation, and adoption of new technologies, including artificial intelligence-related and other products and services offered by Hewlett Packard Enterprise; any statements regarding current or future macroeconomic trends or events and the impacts of those trends and events on Hewlett Packard Enterprise and our financial performance, including our actions to mitigate such impacts on our business; any statements regarding future regulatory trends and the resulting legal and reputational exposure, including but not limited to those relating to environmental, social, governance, cybersecurity, data privacy, and artificial intelligence issues, among others; any statements regarding pending investigations, claims, or disputes, including but not limited to the legal proceedings relating to the acquisition of Juniper Networks; any statements of expectation or belief, including those relating to future guidance and the financial performance of Hewlett Packard Enterprise; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties, and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to effectively manage third-party suppliers and distribute Hewlett Packard Enterprise's products and services; the protection of Hewlett Packard Enterprise's intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise's international operations (including from geopolitical events and macroeconomic uncertainties); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution of Hewlett Packard Enterprise’s transformation and mix shift of its portfolio of offerings; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients, and partners, including any impact thereon resulting from macroeconomic or geopolitical events, including inflation and rising commodity costs; the hiring and retention of key employees; the execution, integration, consummation, and other risks associated with business combination, disposition, and investment transactions, including but not limited to the risks associated with the disposition of H3C shares and the receipt of proceeds therefrom and successful integration of Juniper Networks, Inc., including our ability to implement our plans and forecasts and realize our anticipated financial and operational benefits with respect to the consolidated business; the execution, timing, and results of any cost reduction actions, including estimates and assumptions related to the costs and anticipated benefits of implementing such actions; the impact of changes to privacy, cybersecurity, environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property, or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining revenue recognition; impact of company policies and related compliance; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of, pending investigations, claims, and disputes; the impacts of legal and regulatory changes and related guidance; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the three months ended
	October 31, 2025	July 31, 2025	October 31, 2024
	In millions, except per share amounts
Net revenue	$9,679	$9,136	$8,458
Costs and Expenses:
Cost of sales (exclusive of amortization shown separately below)	6,438	6,464	5,852
Research and development	881	622	527
Selling, general and administrative	1,642	1,496	1,211
Amortization of intangible assets	310	126	69
Impairment charges	260	—	—
Transformation costs	—	—	26
Acquisition, disposition and other charges	156	181	80
Total costs and expenses	9,687	8,889	7,765
(Loss) earnings from operations	(8)	247	693
Interest and other, net(1)	(261)	8	5
Gain on sale of a business	3	1	—
Gain on sale of equity interest	—	—	733
Earnings from equity interests	5	32	(14)
(Loss) earnings before provision for taxes	(261)	288	1,417
Benefit (provision) for taxes	436	17	(51)
Net earnings attributable to HPE	175	305	$1,366
Preferred stock dividends	(29)	(29)	(25)
Net earnings attributable to common stockholders	$146	$276	$1,341
Net Earnings Per Share Attributable to Common Stockholders:
Basic	$0.11	$0.21	$1.02
Diluted	0.11	0.21	0.99
Cash dividends declared per share	0.13	0.13	0.13
Cash dividends accrued per preferred share	$0.95	$0.95	$0.83
Weighted-average Shares Used to Compute Net Earnings Per Share:
Basic	1,332	1,325	1,312
Diluted	1,361	1,421	1,375

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	Year Ended
	October 31, 2025	October 31, 2024
	In millions, except per share amounts
Net revenue	$34,296	$30,127
Costs and Expenses:
Cost of sales (exclusive of amortization shown separately below)	23,919	20,249
Research and development	2,518	2,246
Selling, general and administrative	5,704	4,871
Amortization of intangible assets	511	267
Impairment charges	1,621	—
Transformation costs	2	93
Acquisition, disposition and other charges	458	211
Total costs and expenses	34,733	27,937
(Loss) earnings from operations	(437)	2,190
Interest and other, net(1)	(175)	(117)
Gain on sale of a business	248	—
Gain on sale of equity interest	—	733
Earnings from equity interests	79	147
(Loss) earnings before provision for taxes	(285)	2,953
Benefit (provision) for taxes	342	(374)
Net earnings attributable to HPE	57	2,579
Preferred stock dividends	(116)	(25)
Net (loss) earnings attributable to common stockholders	$(59)	$2,554
Net (Loss) Earnings Per Share Attributable to Common Stockholders:
Basic	$(0.04)	$1.95
Diluted	(0.04)	1.93
Cash dividends declared per share	0.52	0.52
Cash dividends accrued per preferred share	$3.81	$0.83
Weighted-average Shares Used to Compute Net (Loss) Earnings Per Share:
Basic	1,324	1,309
Diluted	1,324	1,337

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	October 31, 2025	July 31, 2025	October 31, 2024
	Dollars in millions
GAAP net revenue	$9,679	$9,136	$8,458
GAAP cost of sales	6,438	6,464	5,852
GAAP gross profit	3,241	2,672	2,606
Non-GAAP Adjustments
Stock-based compensation expense	9	10	10
Acquisition, disposition and other charges(2)	189	50	(4)
Cost reduction program	80	—	—
Non-GAAP gross profit	$3,519	$2,732	$2,612

GAAP gross profit margin	33.5%	29.2%	30.8%
Non-GAAP adjustments	2.9%	0.7%	0.1%
Non-GAAP gross profit margin	36.4%	29.9%	30.9%

	Year Ended
	October 31, 2025	October 31, 2024
	Dollars in millions
GAAP net revenue	$34,296	$30,127
GAAP cost of sales	23,919	20,249
GAAP gross profit	10,377	9,878
Non-GAAP Adjustments
Stock-based compensation expense	49	49
Acquisition, disposition and other charges(2)	236	(34)
Cost reduction program	126	—
H3C divestiture related severance costs	17	—
Non-GAAP gross profit	$10,805	$9,893

GAAP gross profit margin	30.3%	32.8%
Non-GAAP adjustments	1.2%	—%
Non-GAAP gross profit margin	31.5%	32.8%

	For the three months ended
	October 31, 2025	July 31, 2025	October 31, 2024
	Dollars in millions
GAAP (loss) earnings from operations	$(8)	$247	$693
Non-GAAP Adjustments
Amortization of intangible assets	310	126	69
Impairment charges	260	—	—
Transformation costs	—	—	26
Stock-based compensation expense	196	177	89
Cost reduction program	127	2	—
Acquisition, disposition and other charges(2)	298	225	61
Non-GAAP earnings from operations	$1,183	$777	$938

GAAP operating profit margin	(0.1)%	2.7%	8.2%
Non-GAAP adjustments	12.3%	5.8%	2.9%
Non-GAAP operating profit margin	12.2%	8.5%	11.1%

	Year Ended
	October 31, 2025	October 31, 2024
	Dollars in millions
GAAP (loss) earnings from operations	$(437)	$2,190
Non-GAAP Adjustments
Amortization of intangible assets	511	267
Impairment charges	1,621	—
Transformation costs	2	93
Stock-based compensation expense	643	430
H3C divestiture related severance costs	97	—
Cost reduction program	275	—
Acquisition, disposition and other charges(2)	641	188
Non-GAAP earnings from operations	$3,353	$3,168

GAAP operating profit margin	(1.3)%	7.3%
Non-GAAP adjustments	11.1%	3.2%
Non-GAAP operating profit margin	9.8%	10.5%

	For the three months ended
	October 31, 2025	Diluted Net EPS[7]	July 31, 2025	Diluted Net EPS	October 31, 2024	Diluted Net EPS
	Dollars in millions, except per share amounts
GAAP net earnings attributable to common stockholders	$146	$0.11	$276		$1,341
Preferred stock dividends	29		29		25
GAAP net earnings attributable to HPE	$175		$305	$0.21	$1,366	$0.99
Non-GAAP Adjustments:
Amortization of intangible assets	310	0.23	126	0.09	69	0.05
Impairment charges	260	0.19	—	—	—	—
Transformation costs	—	—	—	—	26	0.02
Stock-based compensation expense	196	0.14	177	0.12	89	0.06
Gain on sale of a business	(3)	—	(1)	—	—	—
Cost reduction program	127	0.09	2	—	—	—
Acquisition, disposition and other charges(2)	298	0.22	225	0.17	61	0.04
Gain on sale of equity interest	—	—	—	—	(733)	(0.53)
Adjustments for equity interests	—	—	—	—	25	0.02
Litigation judgment	—	—	(52)	(0.04)	—	—
Loss (gain) on equity investments, net	148	0.10	1	—	(34)	(0.02)
Adjustments for taxes	(594)	(0.44)	(128)	(0.09)	(89)	(0.06)
Other adjustments(3)(8)	(24)	(0.02)	(24)	(0.02)	15	0.01
Non-GAAP net earnings attributable to HPE(4)	893	$0.62	631	$0.44	795	$0.58
Preferred stock dividends	(29)		(29)		(25)
Non-GAAP net earnings attributable to common stockholders	$864		$602		$770

	Year Ended
	October 31, 2025	Diluted Net EPS[7]	October 31, 2024	Diluted Net EPS
	Dollars in millions, except per share amounts
GAAP net (loss) earnings attributable to common stockholders	$(59)	$(0.04)	$2,554
Preferred stock dividends	116		25
GAAP net earnings attributable to HPE	$57		$2,579	$1.93
Non-GAAP Adjustments:
Amortization of intangible assets	511	0.39	267	0.20
Impairment charges	1,621	1.22	—	—
Transformation costs	2	—	93	0.07
Stock-based compensation expense	643	0.49	430	0.32
Gain on sale of a business	(248)	(0.19)	—	—
H3C divestiture related severance costs	97	0.07	—	—
Cost reduction program	275	0.21	—	—
Acquisition, disposition and other charges(2)	641	0.49	188	0.15
Gain on sale of equity interest	—	—	(733)	(0.55)
Litigation judgment	(52)	(0.04)	—	—
Loss on equity investments, net	140	0.10	(94)	(0.07)
Adjustments for taxes	(828)	(0.64)	(95)	(0.07)
Other adjustments(3)(8)	(106)	(0.12)	20	0.01
Non-GAAP net earnings attributable to HPE(4)	2,753	1.94	2,655	1.99
Preferred stock dividends	(116)		(25)
Non-GAAP net earnings attributable to common stockholders	$2,637		$2,630

	For the three months ended
	October 31, 2025	July 31, 2025	October 31, 2024
	In millions
Net cash provided by operating activities	$2,465	$1,305	$2,030
Investment in property, plant and equipment and software assets	(641)	(576)	(608)
Proceeds from sale of property, plant and equipment	126	90	90
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(30)	(29)	(12)
Free cash flow	$1,920	$790	$1,500

	Year Ended
	October 31, 2025	October 31, 2024
	In millions
Net cash provided by operating activities	$2,919	$4,341
Investment in property, plant and equipment and software assets	(2,292)	(2,367)
Proceeds from sale of property, plant and equipment	380	370
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(21)	(47)
Free cash flow	$986	$2,297

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Balance Sheets
	As of
	October 31, 2025	October 31, 2024
	(Unaudited)	(Audited)
	In millions, except par value
ASSETS
Current Assets:
Cash and cash equivalents	$5,773	$14,846
Accounts receivable, net of allowances	5,290	3,550
Financing receivables, net of allowances	3,826	3,870
Inventory	6,352	7,810
Assets held for sale	—	1
Other current assets	3,753	3,380
Total current assets	24,994	33,457
Property, plant and equipment, net	6,002	5,664
Long-term financing receivables and other assets	13,817	12,616
Investments in equity interests	955	929
Goodwill and intangible assets	30,138	18,596
Total assets	$75,906	$71,262
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and short-term borrowings	$4,609	$4,742
Accounts payable	7,731	11,064
Employee compensation and benefits	1,871	1,356
Taxes on earnings	319	284
Deferred revenue	5,358	3,904
Liabilities held for sale	—	32
Other accrued liabilities	4,755	4,591
Total current liabilities	24,643	25,973
Long-term debt	17,756	13,504
Other non-current liabilities	8,753	6,905
Commitments and Contingencies
HPE stockholders' Equity:
7.625% Series C mandatory convertible preferred stock, $0.01 par value (30 shares issued and outstanding as of October 31, 2025 and October 31, 2024)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,319 and 1,297 shares issued and outstanding as of October 31, 2025 and October 31, 2024, respectively)	13	13
Additional paid-in capital	30,234	29,848
Accumulated deficit	(2,811)	(2,068)
Accumulated other comprehensive loss	(2,748)	(2,977)
Total HPE stockholders’ equity	24,688	24,816
Non-controlling interests	66	64
Total stockholders’ equity	24,754	24,880
Total liabilities and stockholders’ equity	$75,906	$71,262

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)
	Year Ended
	October 31, 2025	October 31, 2024
	In millions
Cash Flows from Operating Activities:
Net earnings attributable to HPE	$57	$2,579
Adjustments to Reconcile Net Earnings Attributable to HPE to Net Cash Provided by Operating Activities:
Depreciation and amortization	2,737	2,564
Impairment charges	1,621	—
Stock-based compensation expense	643	430
Provision for inventory and credit losses	511	175
Restructuring (credits) charges	(13)	33
Cost reduction program	275	—
Deferred taxes on earnings	(565)	(64)
Earnings from equity interests	(90)	(147)
Gain on sale of a business	(248)	—
Gain on sale of equity interest	—	(733)
Dividends received from equity investees	29	43
H3C divestiture related severance costs	97	—
Amortization of inventory fair value adjustment	244	—
Loss on equity investments, net	147	13
Other, net	181	136
Changes in Operating Assets and Liabilities, Net of Acquisitions:
Accounts receivable	(700)	(83)
Financing receivables	(153)	(909)
Inventory	1,783	(3,358)
Accounts payable	(3,468)	3,927
Taxes on earnings	(200)	190
Restructuring	(58)	(164)
Other assets and liabilities	89	(291)
Net cash provided by operating activities	2,919	4,341
Cash Flows from Investing Activities:
Investment in property, plant and equipment and software assets	(2,292)	(2,367)
Proceeds from sale of property, plant and equipment	380	370
Purchases of equity investments	(9)	(16)
Proceeds from sale of available-for-sale securities	934	6
Proceeds from maturities and redemptions of available-for-sale securities	48	—
Proceeds from sale of equity interest	—	2,143
Financial collateral posted	(764)	(1,020)
Financial collateral received	581	978
Payments made in connection with business acquisitions, net of cash acquired	(12,278)	(147)
Proceeds from sale of a business	210	—
Net cash used in investing activities	(13,190)	(53)
Cash Flows from Financing Activities:
Short-term borrowings with original maturities less than 90 days, net	(8)	(31)
Proceeds from debt, net of issuance costs	9,188	11,245
Payments of debt	(6,837)	(5,475)
Net payments related to stock-based award activities	(289)	(84)
Proceeds from issuance of 7.625% Series C mandatory convertible preferred stock, net of issuance costs	—	1,462
Repurchases of common stock	(202)	(150)
Cash dividends paid to preferred stockholders	(112)	—
Cash dividends paid to common stockholders	(684)	(676)
Other	(10)	(8)
Net cash provided by financing activities	1,046	6,283
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(21)	(47)
Change in cash, cash equivalents and restricted cash	(9,246)	10,524
Cash, cash equivalents and restricted cash at beginning of period	15,105	4,581
Cash, cash equivalents and restricted cash at end of period	$5,859	$15,105

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended
	October 31, 2025	July 31, 2025	October 31, 2024
	In millions
Net Revenue:
Server(4)	$4,457	$4,940	$4,681
Hybrid Cloud(4)	1,412	1,484	1,607
Networking6)	2,812	1,730	1,124
Financial Services	889	886	893
Corporate Investments and other	191	194	262
Total segment net revenue	9,761	9,234	8,567
Elimination of intersegment net revenue	(82)	(98)	(109)
Total consolidated net revenue	$9,679	$9,136	$8,458

Earnings Before Taxes:
Server(5)	$437	$317	$541
Hybrid Cloud(5)	71	87	126
Networking(6)	648	360	274
Financial Services	102	88	82
Corporate Investments and other	(6)	(14)	(2)
Total segment earnings from operations	1,252	838	1,021

Unallocated corporate costs and eliminations	(69)	(61)	(83)
Stock-based compensation expense	(196)	(177)	(89)
Amortization of intangible assets	(310)	(126)	(69)
Impairment charges	(260)	—	—
Transformation costs	—	—	(26)
Gain on sale of a business	3	1	—
H3C divestiture related severance costs	—	—	—
Cost reduction program	(127)	(2)	—
Acquisition, disposition and other charges(2)	(298)	(225)	(61)
Interest and other, net(1)	(261)	8	5
Gain on sale of equity interest	—	—	733
Earnings (loss) from equity interests	5	32	(14)
Total pretax (loss) earnings	$(261)	$288	$1,417

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	Year Ended
	October 31, 2025	October 31, 2024
	In millions
Net Revenue:
Server(5)	$17,745	$16,104
Hybrid Cloud(5)	5,754	5,487
Networking(6)	6,850	4,532
Financial Services	3,504	3,512
Corporate Investments and other	776	1,014
Total segment net revenue	34,629	30,649
Elimination of intersegment net revenue	(333)	(522)
Total consolidated net revenue	$34,296	$30,127

Earnings Before Taxes:
Server(5)	$1,343	$1,804
Hybrid Cloud(5)	335	259
Networking(6)	1,596	1,115
Financial Services	361	316
Corporate Investments and other	(32)	(25)
Total segment earnings from operations	3,603	3,469

Unallocated corporate costs and eliminations	(250)	(301)
Stock-based compensation expense	(643)	(430)
Amortization of intangible assets	(511)	(267)
Impairment charges	(1,621)	—
Transformation costs	(2)	(93)
Gain on sale of a business	248	—
H3C divestiture related severance costs	(97)	—
Cost reduction program	(275)	—
Acquisition, disposition and other charges(2)	(641)	(188)
Interest and other, net(1)	(175)	(117)
Gain on sale of equity interest	—	733
Earnings from equity interests	79	147
Total pretax (loss) earnings	$(285)	$2,953

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended			Change (%)
	October 31, 2025	July 31, 2025	October 31, 2024	Q/Q	Y/Y
	Dollars in millions
Net Revenue:
Server(5)	$4,457	$4,940	$4,681	(10%)	(5%)
Hybrid Cloud(5)	1,412	1,484	1,607	(5)	(12)
Networking(6)	2,812	1,730	1,124	63	150
Financial Services	889	886	893	—	—
Corporate Investments and other	191	194	262	(2)	(27)
Total segment net revenue	9,761	9,234	8,567	6	14
Elimination of intersegment net revenue	(82)	(98)	(109)	(16)	(25)
Total consolidated net revenue	$9,679	$9,136	$8,458	6%	14%

	Year Ended
	October 31, 2025	October 31, 2024	Y/Y
	Dollars in millions
Net Revenue:
Server(5)	$17,745	$16,104	10%
Hybrid Cloud(5)	5,754	5,487	5
Networking(6)	6,850	4,532	51
Financial Services	3,504	3,512	—
Corporate Investments and other	776	1,014	(24)
Total segment net revenue	34,629	30,649	13
Elimination of intersegment net revenue	(333)	(522)	(36)
Total consolidated net revenue	$34,296	$30,127	14%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Operating Margin Summary Data (Unaudited)

	For the three months ended			Change in operating profit margin (pts)
	October 31, 2025	July 31, 2025	October 31, 2024	Q/Q	Y/Y
Segment Operating Profit Margin:
Server(5)	9.8%	6.4%	11.6%	3.4	(1.8)
Hybrid Cloud(5)	5.0%	5.9%	7.8%	(0.9)	(2.8)
Networking(6)	23.0%	20.8%	24.4%	2.2	(1.4)
Financial Services	11.5%	9.9%	9.2%	1.6	2.3
Corporate Investments and other	(3.1%)	(7.2%)	(0.8%)	4.1	(2.3)
Total segment operating profit margin	12.8%	9.1%	11.9%	3.7	0.9

	Year Ended		Change in operating profit margin (pts)
	October 31, 2025	October 31, 2024	Y/Y
Segment Operating Profit Margin:
Server(5)	7.6%	11.2%	(3.6)
Hybrid Cloud(5)	5.8%	4.7%	1.1
Networking(6)	23.3%	24.6%	(1.3)
Financial Services	10.3%	9.0%	1.3
Corporate Investments and other	(4.1%)	(2.5%)	(1.6)
Total segment operating profit margin	10.4%	11.3%	(0.9)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Calculation of Diluted Net Earnings Per Share (Unaudited)

	For the three months ended
	October 31, 2025	July 31, 2025	October 31, 2024
	In millions, except per share amounts
Numerator:
GAAP net earnings attributable to common stockholders - Basic	$146	$276	$1,341
Plus: 7.625% Series C mandatory convertible preferred stock dividends	—	29	25
GAAP net earnings attributable to HPE - Diluted	$146	$305	$1,366

Non-GAAP net earnings attributable to common stockholders - Basic	$864	$602	$770
Plus: 7.625% Series C mandatory convertible preferred stock dividends	29	29	25
Non-GAAP net earnings attributable to HPE - Diluted	$893	$631	$795

Denominator:
GAAP Weighted-average shares used to compute basic net EPS	1,332	1,325	1,312
Dilutive effect of employee stock plans(7)	29	16	22
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	—	80	41
GAAP Weighted-average shares used to compute diluted net EPS	1,361	1,421	1,375

Non-GAAP Weighted-average shares used to compute basic net EPS	1,332	1,325	1,312
Dilutive effect of employee stock plans(7)	29	16	22
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	76	80	41
Non-GAAP Weighted-average shares used to compute diluted net EPS	1,437	1,421	1,375

GAAP Net EPS
Basic	$0.11	$0.21	$1.02
Diluted	$0.11	$0.21	$0.99

Non-GAAP Net EPS
Basic	$0.65	$0.45	$0.59
Diluted(4)	$0.62	$0.44	$0.58

	Year Ended
	October 31, 2025	October 31, 2024
	In millions, except per share amounts
Numerator:
GAAP net (loss) earnings attributable to common stockholders - Basic	$(59)	$2,554
Plus: 7.625% Series C mandatory convertible preferred stock dividends	—	25
GAAP net (loss) earnings attributable to HPE - Diluted	$(59)	$2,579

Non-GAAP net earnings attributable to common stockholders - Basic	$2,637	$2,630
Plus: 7.625% Series C mandatory convertible preferred stock dividends	116	25
Non-GAAP net earnings attributable to HPE - Diluted	$2,753	$2,655

Denominator:
Weighted-average shares used to compute basic net EPS	1,324	1,309
Dilutive effect of employee stock plans(7)	—	18
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	—	10
Weighted-average shares used to compute diluted net EPS	1,324	1,337

Denominator(Non-GAAP):
Weighted-average shares used to compute basic net EPS	1,324	1,309
Dilutive effect of employee stock plans(7)	18	18
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	76	10
Weighted-average shares used to compute diluted net EPS	1,418	1,337

GAAP Net EPS
Basic	$(0.04)	$1.95
Diluted	$(0.04)	$1.93

Non-GAAP Net EPS
Basic	$1.99	$2.01
Diluted(4)	$1.94	$1.99

(1)    Interest and other, net includes tax indemnification and other adjustments, non-service net periodic benefit credit, and interest and other, net. The three and twelve months ended October 31, 2025, includes $135 million loss on investments, net and a $52 million litigation settlement which HPE received in the third quarter of fiscal 2025.
(2)    Includes disaster recovery and divestiture related exit costs. For the three and twelve months ended October 31, 2025, Acquisition, disposition and other charges include non-cash amortization of fair value adjustment for inventory in connection with the acquisition of Juniper Networks, which was recorded in cost of sales.
(3)    Other adjustments includes non-service net periodic benefit credit and tax indemnification and other adjustments.
(4)    For purposes of calculating diluted net EPS, the preferred stock dividends are added back to the net earnings attributable to common stockholders and the diluted weighted average share calculation assumes the preferred stock was converted at issuance or as of the beginning of the reporting period.
(5)    Effective at the beginning of the first quarter of fiscal 2025, in order to align its segment financial reporting more closely with its current business structure, HPE implemented an organizational change with the transfer of certain managed services, previously reported within the Server reportable segment, to the Hybrid Cloud reportable segment.
(6)    During the third quarter of fiscal 2025, the Intelligent Edge segment was renamed to Networking. The segment name change did not result in any change to the composition of the Company’s segments and therefore no prior information was recast; further, the designation change did not impact the Company’s condensed consolidated financial statements.

(7)    The impact of dilutive effect of employee stock plans is calculated under the treasury stock method, and the impact of dilutive effect of the preferred stock is calculated under the if-converted method. For the three months ended October 31, 2025, the effect of preferred stock is excluded as it would be anti-dilutive. For the twelve months ended October 31, 2025, the effect of employee stock plans and preferred stock is excluded when calculating diluted net loss per share as it would be anti-dilutive.
(8)    For the three months ended October 31, 2025, the diluted net EPS adjustment includes the impact to Non-GAAP net earnings attributable to HPE for the dilutive effect of preferred stock. For fiscal 2025, the diluted net EPS adjustment includes the impact to Non-GAAP net earnings attributable to HPE for the dilutive effect of preferred stock and the employee stock plans.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides non-GAAP financial measures including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings attributable to HPE, non-GAAP net earnings attributable to common stockholders, non-GAAP diluted net earnings per share attributable to common stockholders, and FCF. Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and FCF.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. The GAAP measure most directly comparable to net revenue on a constant currency basis is net revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) is operating profit margin (earnings from operations as a percentage of net revenue). The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share attributable to common stockholders is diluted net earnings per share attributable to common stockholders. The GAAP measure most directly comparable to FCF is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables above or elsewhere in the materials accompanying this news release.
Usefulness of non-GAAP financial measures to investors
Hewlett Packard Enterprise believes that providing the non-GAAP financial measures stated above, in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information provides Hewlett Packard Enterprise’s investors with a supplemental view to understand the Company’s historical and prospective operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in the same industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.
Economic substance of and material limitations associated with non-GAAP financial measures used by Hewlett Packard Enterprise
Net revenue on a constant currency basis assumes no change to the foreign exchange rate utilized in the comparable prior-year period. This measure assists investors with evaluating the Company’s past and future performance, without the impact of foreign exchange rates, as more than half of our revenue is generated outside of the U.S. Non-GAAP gross profit and non-GAAP gross profit margin are defined to exclude charges related to the stock-based compensation expense, acquisition, disposition and other charges, severance costs associated with the cost reduction program, and H3C divestiture related severance costs. Non-GAAP operating profit (non-GAAP earnings from operations) and non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) consist of earnings from operations or earnings from operations as a percentage of net revenue excluding the items mentioned above and charges relating to the amortization of intangible assets, impairment charges, and transformation (credit) costs. Non-GAAP net earnings, net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders and non-GAAP diluted net earnings per share attributable to common stockholders consist of net earnings or diluted net earnings per share excluding the charges previously stated, as well as gain on sale of a business, adjustments for equity interests, litigation judgments, gain or loss on equity investments, other adjustments, and adjustments for taxes. Non-GAAP net earnings attributable to HPE and non-GAAP diluted net earnings per share attributable to common stockholders includes preferred stock dividends added back to non-GAAP net earnings attributable to HPE. The Adjustments for taxes line item includes certain income tax valuation allowances and separation taxes, the impact of tax reform, structural rate adjustment, excess tax benefit from stock-based compensation, and adjustments for additional taxes or tax benefits associated with each non-GAAP item.
Hewlett Packard Enterprise believes that excluding the items mentioned above from the non-GAAP financial measures provides a supplemental view to management and investors of its consolidated financial performance and presents the financial results of the business without costs that Hewlett Packard Enterprise’s management does not believe to be reflective of ongoing operating results. Exclusion of these items can have a material impact on the equivalent GAAP measure and cash flows thus limiting their use as analytical tools. These limitations are discussed below or elsewhere in the materials accompanying this news release. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to employees, HPE excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.
•HPE incurred costs related to its acquisition, disposition and other charges. Charges include expenses associated with acquisitions, non-cash amortization of fair value adjustment for inventory in connection with the acquisition of Juniper Networks, Inc., exit costs associated with disposal activities, and disaster (recovery) charges. HPE excludes these costs because the Company’s management considers these charges to be discrete events and does not believe they are reflective of normal continuing business operations. For the twelve months ended October 31, 2025, acquisition charges were driven by costs associated with the acquisition of Juniper Networks and miscellaneous disposition related charges. For the twelve months ended October 31, 2024, acquisition charges were driven by the acquisition of Juniper Networks, in addition to prior acquisitions of Axis and Athonet.
•We incurred severance and other charges pursuant to cost management initiatives. We exclude these charges because we do not believe they are reflective of normal continuing business operations. We believe eliminating these adjustments for the purposes of calculating non-GAAP measures facilitates the evaluation of our current operating performance.
•HPE incurred H3C divestiture related severance costs in connection with the disposition of issued share capital of H3C held by HPE. On September 4, 2024, HPE divested 30% of the total issued share capital of H3C and received proceeds of $2.1 billion of pre-tax consideration ($2.0 billion post-tax). The divestiture resulted in decreased future investment earnings and cash dividend inflows resulting in a decision to implement offsetting cost savings measures. These measures include severance for certain of the Company’s employees. The non-GAAP adjustment represents our costs to execute these related exit actions to offset the loss in equity earnings and related cash flows. HPE expects future annualized cost savings of approximately $120 million following the completion of these actions.
•HPE incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of the Company’s acquisitions. HPE excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect HPE’s cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.
•In fiscal 2025, HPE recorded non-cash impairment charges for the goodwill associated with its Hybrid Cloud reporting unit and the impairment of certain fixed assets. HPE believes that these non-cash charges do not reflect the Company’s operating results and is not indicative of the underlying performance of the business. HPE excludes these charges for purposes of calculating these non-GAAP measures to facilitate a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results. Although this does not directly affect the Company’s cash position, the loss in value of goodwill over time can have a material impact on the equivalent GAAP earnings measure.
•Transformation (credit) costs represent net costs related to the (i) HPE Next Plan and (ii) Cost Optimization and Prioritization Plan. HPE excludes these costs as they are discrete costs related to two specific transformation programs that were announced in 2017 and 2020, respectively, as multi-year programs necessary to transform the business and IT infrastructure. The primary elements of the HPE Next and the Cost Optimization and Prioritization Plan have been substantially completed by October 31, 2024. The exclusion of the transformation program cost from the non-GAAP financial measures as stated above, is to provide a supplemental measure of the Company’s operating results that do not include material HPE Next Plan and Cost Optimization and Prioritization Plan costs as the Company’s management does not believe such costs to be reflective of its ongoing operating cost structure.
•Gain on sale of a business represents the gain associated with certain disposal activities. On December 1, 2024, HPE completed the disposition of the Company’s Communication Technology Group which resulted in a gain of $248 million. The Company’s management considers this divestiture to be a discrete event and believes eliminating this adjustment for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.

•During the six months ended April 30, 2024, HPE stopped reporting H3C earnings in the Company’s non-GAAP results due to the planned divestiture of the H3C investment. Per the terms of the original Put Share Purchase Agreement described in Note 19 “Equity Interests” to the Consolidated Financial Statements in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, the Company was not anticipating receiving dividends from this investment prospectively. However, on May 24, 2024, HPE entered into an Amended and Restated Put Share Purchase Agreement and an Agreement on Subsequent Arrangements, both with UNIS, which, taken together, revised the arrangements governing the aforementioned sale as previously set forth in the original Put Share Purchase Agreement. On September 4, 2024, HPE divested 30% of the total issued share capital of H3C. HPE continues to possess the option to sell the remaining 19% of the total issued share capital of H3C at a later date. The Company’s management believes that eliminating these amounts for purposes of calculating non-GAAP financial measures facilitates the evaluation of the Company’s current operating performance.
•In the third quarter of fiscal 2025, Hewlett Packard Enterprise received $52 million from a settlement to resolve claims solely against Sushovan Hussain, in the ongoing Autonomy litigation. We exclude the litigation judgment for purposes of calculating non-GAAP measures to facilitate a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results.
•HPE excludes gains and losses (including impairments) on its non-marketable equity investments because the Company does not believe they are reflective of normal continuing business operations. These adjustments are reflected in Interest and other, net in the Condensed Consolidated Statements of Earnings. The Company believes eliminating these adjustments for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP income tax rate in order to provide consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, HPE evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period and considers other factors including the Company’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where HPE operates. For fiscal 2025 and 2024, HPE used a projected non-GAAP income tax rate of 15%, which reflects currently available information as well as other factors and assumptions. The non-GAAP income tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. HPE will re-evaluate its long-term rate as appropriate. HPE believes that making these adjustments for purposes of calculating non-GAAP measures, facilitates a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results.
•FCF is defined as cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) and software assets less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash. FCF does not represent the total increase or decrease in cash for the period. Hewlett Packard Enterprise’s management and investors can use FCF for the purpose of determining the amount of cash available for investment in the Company’s businesses, repurchasing stock and other purposes as well as evaluating its historical and prospective liquidity.
Compensation for material limitations with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are that they can have a material impact on the equivalent GAAP earnings measures and cash flows, they may be calculated differently by other companies (limiting the usefulness of those measures for comparative purposes) and may not reflect the full economic effect of the loss in value of certain assets. Hewlett Packard Enterprise compensates for these limitations on the use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review those reconciliations carefully.